UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 13, 2014

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Certain Officers
On March 13, 2014, HF Financial Corp. (the “Company”), acting through its wholly owned subsidiary, Home Federal Bank (the “Bank”), entered into agreements with its named executive officers which replaced or renewed the employment agreements between the Bank and each executive. These agreements are: a Second Amended and Restated Employment Agreement with Stephen M. Bianchi, the Company’s Chief Executive Officer, as Chief Executive Officer and President of the Bank; Renewal Addendum No. 1 to Employment Agreements with Brent R. Olthoff, the Company’s Chief Financial Officer, as Senior Vice President / Chief Financial Officer and Treasurer of the Bank, Michael Westberg, as Senior Vice President / Chief Credit Officer of the Bank, and Jon M. Gadberry as Senior Vice President / Wealth Management of the Bank.
The amended employment agreement with Mr. Bianchi is effective on July 1, 2014 and provides for employment with the Bank through June 30, 2016. The renewal agreements with Messrs. Olthoff, Westberg, and Gadberry are each effective March 13, 2014 and provide for employment with the Bank through June 30, 2015.
The description of the employment agreements between the Bank and the foregoing executives are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 through 10.4 and incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits:

10.1	Second Amended and Restated Employment Agreement between Stephen M. Bianchi and Home Federal Bank, dated March 13, 2014.

10.2	Renewal Addendum No. 1 to Employment Agreement between Brent R. Olthoff and Home Federal Bank, dated March 13 2014.

10.3	Renewal Addendum No. 1 to Employment Agreement between Michael Westberg and Home Federal Bank, dated March 13, 2014.

10.4	Renewal Addendum No. 1 to Employment Agreement between Jon M. Gadberry and Home Federal Bank, dated March 13, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)
Date: March 14, 2014	By: /s/ Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: March 14, 2014	By: /s/ Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)